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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                ______________

                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                         TENET HEALTHCARE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

        Nevada                                                95-2557091
(State of Incorporation or                                 (I.R.S. Employer
    Organization)                                         Identification No.)
                                ______________

                             2700 Colorado Avenue
                        Santa Monica, California  90404
                                (310) 998-8000
              (Address, including zip code, and telephone number
                       of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a
class of debt securities and is to become
effective simultaneously with the effective-
ness of a concurrent registration statement
under the Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the
following box.    [  ]


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so Registered

____% Exchangeable Subordinated Notes due
2005, Exchangeable for Shares of Common
Stock of Vencor, Inc.

Name of Each Exchange on Which
Each Class is to be Registered

New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:        None



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                         TENET HEALTHCARE CORPORATION

                      REGISTRATION STATEMENT ON FORM 8-A



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This Registration Statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of $350,000,000 aggregate principal amount of ___% Exchangeable Subordinated Notes dues 2005, Exchangeable for Shares of Common Stock of Vencor, Inc. (the "Notes") of Tenet Healthcare Corporation, a Nevada corporation ("Tenet" or the "Registrant"), which Notes are being issued by Tenet in connection with an underwritten offering. The description of the Notes to be registered hereunder is set forth under the caption "DESCRIPTION OF NOTES" in Registrant's Registration Statement on Form S-3 (No. 33-63451) filed with the Commission on October 17, 1995, as amended by Amendment No. 1 filed with the Commission on December 5, 1995, as further amended by Amendment No. 2 filed with the Commission on December 12, 1995, as further amended by Amendment No. 3 filed with the Commission on December 18, 1995, and is hereby incorporated herein by reference.

     The form of prospectus subsequently filed by Tenet pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2.  EXHIBITS

     The Notes are to be registered on the New York Stock Exchange (the "NYSE"), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of the Registration Statement on Form 8-A filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

4.1 Form of Indenture for the Registrant's Convertible Floating Rate Debentures, dated as of February 1, 1992, among NME PIP Funding I, Inc., the Registrant and Bankers Trust Company, as Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3, Registration No. 33-45689, dated February 14, 1992)

4.2 Form of Convertible Floating Rate Debenture due April 3, 1996 (Incorporated by reference to Exhibit 4(e) to Registrant's Registration Statement on Form S-3, Registration No. 33-45689, dated February 14,
     1992)

4.3 Agreement Providing for First Amendment to Convertible Floating Rate Debentures due April 3, 1996, dated as of December 11, 1991, between the Registrant and NME PIP Funding I, Inc. (Incorporated by reference to
     Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Registration No. 33-45689, dated February 14, 1992)



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4.4  Certificate of Designation, Preferences and Rights of Series A Junior
     Participating Preferred Stock (Incorporated by reference to Exhibit 4(h) to Registrant's Annual Report on Form 10-K dated August 30, 1993)

4.5 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K dated August 23, 1991)

4.6  Form of Investment Option Agreement (Incorporated by reference to
     Exhibit 4(f) to Registrant's Annual Report on Form 10-K dated August 25,
     1995)

4.7 Indenture, dated as of March 1, 1995, between the Registrant and The Bank of New York, as Trustee, relating to Medium Term Notes
     (Incorporated by reference to Exhibit 4(a) to Registrant's Annual Report on Form 10-K dated August 23, 1991)

4.8 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9-5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(a) to Registrant's Quarterly Report on Form 10-Q dated April 14, 1995)

4.9 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 10-1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(b) to Registrant's Quarterly Report on Form 10-Q dated April 14, 1995)

4.10 Registration Rights Agreement, dated as of February 22, 1995, by and between the Registrant and the Selling Shareholders (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3, Registration No. 33-57801, dated February 22, 1995)

4.11 Form of Indenture, dated as of October 16, 1995, by and between the Registrant and The Bank of New York, as Trustee, relating to 8-5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4.1 to Registrant's Amendment No. 1 to Registration Statement on Form S-3, Registration No. 33-62591, dated September 26, 1995)

4.12 First Supplemental Indenture, dated as of October 30, 1995, supplemental to the Indenture, dated as of March 1, 1995, relating to the Registrant's 9-5/8% Senior Notes Due 2002

4.13 First Supplemental Indenture, dated as of October 27, 1995, supplemental to the Indenture, dated as of March 1, 1995, relating to the Registrant's 10-1/8% Senior Subordinated Notes Due 2005

4.14 First Supplemental Indenture, dated as of October 30, 1995, supplemental to the Indenture, dated as of October 16, 1995, relating to the Registrant's 8-5/8% Senior Notes Due 2003

4.15 Form of Indenture, by and between the Registrant and The Bank of New York, as Trustee, relating to the Notes (Incorporated by reference to Exhibit 4.1 to Tenet's Amendment No. 2 to Registration Statement on Form S-3, Registration No. 33-63451, dated December 12, 1995)



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                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  TENET HEALTHCARE CORPORATION



Date:  December 18, 1995                          By:   /s/ Richard B. Silver
                                                     ------------------------
                                                     Name.  Richard B. Silver
                                                     Title: Vice President






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